Exhibit 99.1

PRESS RELEASE

CONTACT:
Marilynn Meek	Frederick C. Herbst
ZAIS Financial Corp.	Sutherland Asset Management Corp.
Financial Relations Board	Chief Financial Officer
212-827-3773	212-257-4600

ZAIS FINANCIAL CORP. AND SUTHERLAND ASSET MANAGEMENT CORP. ANNOUNCE STOCKHOLDER APPROVALS OF THEIR MERGER

•	Sutherland stockholders vote to approve merger with ZFC
•	ZFC stockholders vote to approve the issuance of shares to Sutherland stockholders in the merger
•	Sutherland stockholders to receive 0.8356 shares of ZFC stock for each share of Sutherland stock
•	The merger is expected to close on or after October 26, 2016

September 27, 2016 – ZAIS Financial Corp. (NYSE: ZFC) (“ZFC” or the “Company”) and Sutherland Asset Management Corporation, a privately held commercial mortgage REIT (“Sutherland” or “SAM”), today announced that they have received the necessary stockholder approvals to move forward with their previously announced merger. At two separate special meetings of the stockholders of ZFC and Sutherland held today, the ZFC stockholders voted in favor of the proposal to issue shares to Sutherland stockholders in connection with the merger, and the Sutherland stockholders voted in favor of the proposal to approve the previously announced merger of Sutherland with and into a wholly-owned subsidiary of ZFC.

Assuming all conditions to closing the merger have been satisfied, the merger is expected to close on or after October 26, 2016.

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust (“REIT”) which originates, acquires, finances, services and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

ABOUT SUTHERLAND ASSET MANAGEMENT

SAM is a privately held REIT that originates, acquires, finances, services and manages small balance commercial (“SBC”) loans and Small Balance Administration (“SBA”) loans. SAM originates SBC loans through its ReadyCap Lending subsidiaries. SAM is externally managed and advised by Waterfall Asset Management LLC.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the risk that the merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to satisfy the conditions to completion of the merger; risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on ZFC and SAM’s operating results and businesses generally; the outcome of any legal proceedings relating to the merger; changes in future loan production; the Company’s ability to retain key managers of GMFS or the Company’s external advisor; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of ZFC or SAM; and other factors, including those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For Additional Information

Additional details about the transaction can be found in our Current Report on Form 8-K with the Securities and Exchange Commission. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.zaisfinancial.com. The Company’s stockholders may also contact ZAIS Investor Services for additional information by calling 212-827-3773 or emailing mmeek@mww.com.